UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

 (Former Name or Former Address, if Changed Since Last Report)

Item 1.01    Entry into a Material Definitive Agreement.

On March 28, 2005, Aptimus, Inc. (“Company”) announced that it has entered into definitive agreements for the sale of 351,083 shares of unregistered common stock of the Company for aggregate proceeds of $6.00 million in a private placement to certain “accredited investors” (as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

The Company sold the shares to the investors at a price of $17.09 per share. The investors involved in the transaction will also receive warrants to purchase an additional 70,216 shares of common stock priced at $20.22 per share. The Company has agreed to register the shares of common stock sold in this private placement for resale with the Securities and Exchange Commission in a timely fashion.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 28, 2005, announcing Aptimus, Inc's $6.0 million private equity financing.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: March 29, 2005	By: /s/ John Wade John Wade Chief Financial Officer